================================================================================

                                SERVICE AGREEMENT



                                     Between
                                  ViaSat, Inc.
                                       And
                                 SiriCOMM, Inc.


================================================================================

THIS SERVICE AGREEMENT is made and entered into as of this 14th day of June 2004, with an "Effective Date" beginning June 14, 2004 by and between ViaSat, Inc., ("ViaSat"), 4356 Communications Dr., Norcross, Georgia 30093 and SiriCOMM, Inc., 2900 Davis Blvd., Suite 130, Joplin, Missouri 64804 ("Customer")

WHEREAS, Customer desires to purchase from ViaSat certain Services associated with the operation of Customer's Network.

WHEREAS, Customer may also desire to purchase from ViaSat certain Network Hardware associated with the operation of Customer's Network.

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter stated and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE AND SALE

         Subject to the terms and conditions of this Agreement, ViaSat shall sell and provide, and Customer shall purchase and pay for, Services and/or associated Network Hardware for Customer's Network, as described in the attached exhibits, which are incorporated herein and made a park of this Agreement:

              Exhibit A: Service Pricing
              Exhibit B: Shared Hub Services and Technical Support Exhibit C: Satellite Bandwidth
              Exhibit D: On-Site Maintenance - Remote Terminal
              Exhibit E: Move, Add and Change (MAC) Activity

2.       DEFINITIONS

2.1 "Agreement" shall mean this Service Agreement and all Exhibits attached hereto.

2.2 "Agreement Year" shall mean the twelve-month period commencing on the Effective Date of this Agreement and each successive twelve-month period thereafter that the Agreement remains in effect.

2.3 "Covered Software" shall mean Software, which is provided to Customer by ViaSat. Covered Software includes maintenance releases provided to Customer without additional charge in accordance with the terms of this Agreement.

2.4 "Customer's Network" shall mean the satellite network purchased by Customer from ViaSat.

2.5 "Network Hardware" shall mean the equipment that is provided to Customer by ViaSat and on which runs the Covered Software.

2.6 "Services" shall mean the services as described in the Exhibits attached to this Agreement.

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

2.7 "Software" shall mean instructions for effecting the operation of a computer or like device including any modifications, updates or additions which may be supplied by ViaSat to Customer, in executable form in any medium, such as magnetic tape, disks, or optical media; and related materials such as flow charts, logic diagrams, manuals, and other documentation which are provided by ViaSat to Customer.

2.8      "Warranty Period" shall mean the time periods set forth in Section 7.

3.       TERM.

         Unless sooner terminated in accordance with this Agreement, the term of this Agreement shall commence on the Effective Date and continue for sixty (60) months (the "Term"). This Agreement shall automatically renew for additional twelve (12) month periods, unless either party provides the other party with written notice at least ninety (90) days prior to the end of each period.

4.       PRICE AND PAYMENT

4.1 Customer shall pay for purchased Services and/or Network Hardware at the prices (the "Prices") set forth in Exhibit A attached hereto for a total of 400 sites.

4.2 The Prices for the Services and/or Network Hardware shall be fixed. Base charges do not include freight, insurance, taxes, duties, charges, levies and imposts.

4.3 Payment shall be made in U.S. dollars. Terms are net thirty (30) days from the date of the invoice. Payments shall be made as set forth below:

               If by check to:
                   ViaSat, Inc.
                   P.O. Box 512860
                   Los Angeles, CA 90051-2860

               If by electronic wire transfer to:
                   Union Bank of California
                   530 "B" Street
                   San Diego, CA 92101-4407 USA
                   Routing Transit #: 122000496
                   Acct Name: ViaSat, Inc. General Checking Account
                   Acct #: 4000142625
                   Swift ID: BOFC US 33 SOC (For international wire transfers)

4.4 A service charge of 1.5% per month or the highest rate permitted by law (whichever is less) plus reasonable collection charges including attorneys' fees will be applied to all invoices not paid within thirty
         (30) days from the date of invoice. If Customer disputes in good faith any billing from ViaSat, Customer must notify ViaSat in writing within twenty (20) days after receipt of the invoice as to the basis for Customer's belief that the disputed amount is not payable. Interest will not accrue on the disputed amount if it is determined that the amount in dispute should not have been billed to Customer. Interest will accrue on late payments if Customer fails to notify ViaSat in writing within such twenty (20) days, or if final resolution is that the disputed amount is owed to ViaSat.

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

4.5 Except as otherwise provided in this Agreement, at the end of the initial Term of this Agreement, ViaSat may increase the Pricing for the subsequent years, based upon the increase in the US Consumer Price Index and the Pricing hereto shall be deemed to have been amended thereby.

4.6 ViaSat reserves the right to suspend provision of any or all Services until payment in accordance with this Agreement, including payment for Services and all interest owed, is received by ViaSat.

4.7 Invoices for Services performed by ViaSat shall be sent to Customer at the following address:

         SiriCOMM, Inc.
         2900 Davis Blvd., Suite 130
         Joplin, Missouri 64804
         ATTN: Hank Hoffman

5.       TAXES

5.1 Customer shall be financially responsible for, and agrees to pay, all Taxes (as defined below) imposed on, or otherwise related or attributable to, the Services and/or Network Hardware or amounts payable by Customer to ViaSat pursuant to this Agreement, whether or not any such Taxes are actually charged or separately stated by ViaSat. For purposes of this Section 5, the term "Tax" or "Taxes" shall mean all federal, state, local, foreign, tribal or provincial taxes, charges, fees, levies, imposts, duties, tariffs, surcharges, or other assessments, including, without limitation, sales, use, transfer, gross receipts, excise, withholding, Universal Service Fund assessments or any similar charges or assessments, value added, goods and services, government fees on user terminals, and all assessments or replacing, any of the above, or other tax or governmental fee of any kind whatsoever imposed by any governmental authority, including any interest or penalties or additions thereto, whether disputed or not, provided, however, that the term Tax or Taxes shall not include any taxes imposed on ViaSat's net income. ViaSat's failure to collect and remit any Taxes required to be paid by Customer will not relieve Customer of its liability for such Taxes.

5.2 Customer shall provide ViaSat with all applicable certificates of waiver, exemption, relief, or other reasonably satisfactory evidence of waiver, exemption or relief that may be required by any federal, state, local or foreign Tax authority pursuant to which ViaSat would be relieved of its obligation to charge Customer Tax in connection with this Agreement.

6.       PERMITS AND LICENSES

6.1 Customer shall obtain and maintain, at its own expense, all necessary local regulatory and legal authorizations, licenses, approvals, certifications and permits, governmental or otherwise, necessary for Customer and its employees and agents to use the Services and/or Network Hardware.

6.2 No license under patents (other than the limited license to use), or license in copyrights, trade secrets, or other intellectual property rights is granted by ViaSat or shall be implied or arise by estoppel, with respect to any Service and/or Network Hardware offered under this Agreement.

7.       WARRANTY

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

7.1 ViaSat warrants that Services will be performed in a workmanlike manner in accordance with good commercial practices, by qualified personnel. Any Network Hardware furnished pursuant to this Agreement shall be new or refurbished and during the Warranty Period shall conform in all material respects to the published specifications in effect on the date such Network Hardware is shipped to Customer.

7.2 The warranty period begins on the date of delivery for Network Hardware (furnished pursuant to this Agreement) and extends for twelve (12) months. The warranty period for Covered Software is the term of this Agreement. ViaSat will repair or replace, at its option, any Network Hardware (furnished pursuant to this Agreement) and Covered Software returned to ViaSat by Customer at its expense during the Warranty Period, which fails to satisfy this warranty, unless the failure was the result of shipping; improper installation, maintenance or use by Customer; abnormal conditions of operation; tampering; power failures or surges; spurious radiation; attempted modification or repair by the Customer; or an act of God. ViaSat makes no warranties other than the express warranties in this section and none shall be implied. There is no warranty of noninfringement, merchantability, or fitness for a particular purpose provided hereunder. Customer's sole remedy for any breach of warranty is the repair or replacement, at ViaSat's option, of the failed item or re-performance of the non-conforming service.

7.3      In addition, ViaSat shall not be responsible for:

         a. Any repair resulting from persons other than ViaSat service personnel performing maintenance, repairs or modifications without prior written approval by ViaSat.

         b. Service on machines, accessories or other devices not manufactured by ViaSat, other than Network Hardware. If such damage is determined by ViaSat to be the cause of a malfunction in Covered Software, the Customer will be charged a service fee based upon ViaSat 's then current hourly rates.

         c. Any Covered Software transferred from the location set forth in this Agreement, may result in such Covered Software being excluded from this Agreement or an additional charge will be levied for the contracted Services unless prior approval in writing has been obtained from ViaSat.

         d. ViaSat shall not be liable for any damage caused to Customer's facilities or equipment or for any loss resulting there from except for damage caused as a direct result of the accidental or negligent acts or omissions of its employees, servants and/or agents while on-site at Customer's facilities.

         e. The Covered Software has the capability to run, or interact with, Software applications or hardware that were not provided by ViaSat; e.q. the Covered Software may provide inputs to third party custom billing systems. ViaSat is not responsible for the proper operation of third party applications or hardware, including without limitation billing systems, and cannot give assurances that a failure of third party applications or hardware will not cause the Covered Software to malfunction.

8.       FORCE MAJEURE

         Except for Customer's obligation to make timely payments, no Party hereto shall be liable for delay in performance or for non-performance caused by circumstances beyond the control of the party affected, including for example but not limited to, acts of God, fire, flood, war,

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

         government action, accident, technical failure, labor trouble, acts or omissions of communications carriers, unauthorized use of the Services, shortages, inability to obtain materials, equipment or transportation from suppliers or subcontractors when such inability is due to causes of Force Majeure on the part of the affected Party's suppliers or subcontractors; provided, however, that the party so affected notifies the other parry in writing as soon as possible of the existence of such condition. In the event of delay due to any such condition, any performance obligation shall be adjusted equitably.

9.       INDEMNIFICATION; LIMITATION OF LIABILITY

9.1 Each party shall indemnify and hold harmless the other, its directors, officers, employees, agents, subsidiaries, affiliates, subcontractors and assignees, or any of them, from and against any losses, damages, liabilities, expenses, costs, claims, suits, demands, actions, causes of action, proceedings, judgments, assessments, deficiencies and charges on account of physical damage to tangible property and personal injuries, including death, to all persons, arising from any negligent actions or omission or willful misconduct of the party. Provided Customer promptly notifies ViaSat, in writing, of such claims, and provided Customer qives ViaSat the right to defend and/or settle such claims at its expense with counsel of its choice. ViaSat shall indemnify and defend Customer, its directors, officers, employees and agents from and against any claim, action, damage, liability and expense arising out of or in connection with claims for patent infringement arising from the Service furnished by ViaSat (other than claims for patent infringement arising from Customer combining or using the Service furnished by ViaSat in connection with facilities or equipment furnished by others). The indemnification provisions set forth in this Section 9 extend to and include any attorney's fees and costs incurred by such parties from any actions or claims to which this indemnification applies, or from contesting the applicability of this provision. This Section 9 shall survive the termination of this Agreement.

9.2 Notwithstanding any other provision of this Agreement, under no circumstances shall ViaSat or Customer be liable for any incidental, consequential, punitive or special damages of any nature whatsoever, including without limitation, lost profits, loss of information, loss of business, or cost of replacement services, however caused, whether for breach of warranty, breach of contract, repudiation of contract, or in tort, or otherwise, whether or not previously advised of the possibility of such damages. In no event shall ViaSat's total liability in connection with the performance of this Agreement exceed an amount equal to the amount paid by Customer to ViaSat during the six (6) months immediately preceding the date on which Customer suffers any damages. This Section shall survive the termination of this Agreement.

10.      PROPRIETARY INFORMATION AND RIGHTS

         All patents, trademarks, trade names, copyrights and designs in relation to the Services and/or Network Hardware whether registered in any part of the Customer's country or province or not shall be and remain the property of ViaSat and Customer shall not claim any right or property therein or register or cause to be registered in any part of the world, any patent, trademark, trade name, copyright or design which is the property of ViaSat. ViaSat retains for itself all intellectual property and production rights in and to all designs, engineering details, software and other data pertaining to the Services and/or Network Hardware. Intellectual property includes, without limitation, patents, copyrights, trade and service marks, trade names, trade secrets, software and semiconductor designs. Customer shall not remove, destroy, deface, conceal or alter any name, markings, copyright, notice, number or the like on or contained in or attached to the Services and/or Network Hardware or alter or modify the Services and/or Network Hardware without the prior written consent of ViaSat.

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
         Nothing herein in this Agreement shall be deemed to grant to Customer any right, title, license or interest in the word or name "ViaSat" or in any other trademark, trade name, trade dress, or logo of ViaSat.

11.      NOTICES

         All notices given pursuant to this Agreement shall be in writing and either delivered in person or by certified Mail, return receipt requested postage prepaid, or by overnight courier requiring signature upon receipt to each party at the following address or such other address as such party may direct by similar notice to the other:

         To ViaSat:

         ViaSat, Inc.
         4356 Communications Dr.
         Norcross, Georgia 30093 USA
         ATTN: Director of Contracts - Brad Malloch

         with a copy to:

         ViaSat, Inc.
         4356 Communications Dr.
         Norcross, Georgia 30093 USA
         ATTN: Managing Director, World Wide Service - Phil Yeakel


         To: CUSTOMER:

         SiriCOMM, Inc.
         2900 Davis Blvd., Suite 130 Joplin, Missouri 64804
         USA ATTN: Hank Hoffman

         Any notice given pursuant to this Agreement shall be deemed to have been given on receipt.

12.      TERMINATION

12.1 ViaSat may terminate this Agreement in the event that Customer breaches a material obligation of this Agreement and such breach continues for a period of sixty (60) days after ViaSat provides Customer a written notice thereof, setting forth the nature of the alleged breach. Customer and ViaSat agree to a good faith effort to remedy such breach during this sixty (60) day period.

12.2 Customer may terminate this Agreement in the event that ViaSat breaches a material obligation of this Agreement and such breach continues for a period of sixty (60) days after Customer provides ViaSat a written notice thereof, setting forth the nature of the alleged breach. Customer and ViaSat agree to a good faith effort to remedy such breach during this sixty (60) day period.

12.3 Should the Agreement be terminated, pursuant to this section, for breach of a material obligation of the Customer, Customer shall be obligated to immediately pay to ViaSat all fees normally charged for the Services for the remaining balance of the Term of this Agreement. Also any additional payments due by the Customer to ViaSat will be paid by the Customer in

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

         accordance with Section 4.3. Should the Agreement be terminated, pursuant to this section, for breach of a material obligation of ViaSat, a refund, adjusted for actual Services provided, less any outstanding invoices, will be paid to the Customer by ViaSat.

12.4 Termination will entitle ViaSat to cancel any or all undelivered orders for Service activation or Technical Support Services without liability or obligation.

13.      INSURANCE

13.1 Each of ViaSat and Customer shall: (a) at its own expense, maintain in full force and effect Worker's Compensation Insurance for its own employees, providing coverage in accordance with the statutory limits prescribed for the installation site; (b) require its subcontractors to maintain Worker's Compensation Insurance in accordance with the statutory limits prescribed for the installation site; and (c) provide the other party with a copy of the certificate of insurance upon request.

13.2 Each of ViaSat and Customer shall, at its own expense, maintain in full force and effect comprehensive general liability insurance with a combined single limit of liability of not less than $1,000,000 per occurrence. The parties shall provide the other party with a copy of the certificate of insurance upon request.

14.      ASSIGNMENT AND SUBCONTRACTING

14.1 This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns, subject to the understanding that ViaSat may assign this Agreement to any entity acquiring all or substantially all of the assets of its VSAT Networks business unit.

14.2 ViaSat may engage one or more subcontractors to perform any or all of the obligations of ViaSat hereunder.

14.3 Subcontracting by either party shall not, unless the parties otherwise agree in writing, relieve the assigning or subcontracting party hereto from any obligations hereunder.

15.      GOVERNING LAW

         This Agreement shall be interpreted in accordance with and governed by the laws of the State of California, except for its rules or principles of conflicts of law. The United Nations Convention on International Contracts for the Sale of Goods shall not apply.

16.      MISCELLANEOUS

16.1 This Agreement (and the Exhibits as integrated hereto) constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all other agreements, understandings and contracts whether oral or written with respect thereto. No modification, change, amendment to this Agreement shall be of any force or effect unless in writing and signed by authorized representatives of both Parties.

16.2 The waiver or failure of any Party hereto to exercise any right provided for in this Agreement shall not be deemed a waiver of any further right hereunder under such provision or any other provisions. If any provision of this Agreement shall be held to be invalid or unenforceable, the other provisions shall remain in full force and effect.

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

16.3 Customer agrees that except as may be required by law, there shall be no news releases, advertising, sales promotions, or disclosures of a technical nature or otherwise regarding this Agreement or which involve the name of ViaSat without the prior written approval of an authorized employee of ViaSat, such approval not to be unreasonably withheld.

16.4 All provisions contained in this Agreement which by their language or context are intended to survive, such as, without limitation, ownership and confidentiality of proprietary information, indemnification and payment provisions, shall survive any termination of this Agreement.

16.5 Nothing in this Agreement shall, expressly or implied, give to any person other than the parties hereto any benefit or legal or equitable right, remedy or claim except as expressly provided herein. All remedies provided in accordance with this Agreement are cumulative and are in addition to any and all legal rights of the parties except as are expressly limited by the terms hereof.

16.6 To the extent any terms and conditions of this Agreement conflict with the terms and conditions of the Exhibit(s), an order or order acknowledgement, the terms and conditions of this Agreement shall control.

16.7 The captions contained in this Agreement are for convenience only, are without substantive meaning, and shall not be construed to modify, enlarge, or restrict any provision.

16.8 This Agreement may be executed in any number of counterparts, and by ViaSat and Customer in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ViaSat, Inc.                                  SiriCOMM, Inc.
By: /s/ BC Malloch                            By: /s/ Henry P. Hoffman
Printed                                       Printed
Name: Brad Malloch                            Name: Henry P. Hoffman
Title: Dir. of Business Development           Title: President
       Contracts

                                    Page-9-

                                    EXHIBIT A
                                 SERVICE PRICING

1.                SCOPE

        ViaSat shall provide the Services as described in Section 2 at the prices contained in Section 3 and in accordance with the schedule contained in Section 4.

2.       SERVICES As a part of this Agreement, ViaSat shall provide the below
         Services:

         -------------------------------------------------------------------------------------------------
           SERVICES:
         -------------------------------------------------------------------------------------------------
          Included in                             Item                               Contract Exhibit
            Offering
         -------------------------------------------------------------------------------------------------
               No       Installation - Standard Non-Penetrating Roof Mount                  N/A
         -------------------------------------------------------------------------------------------------
              Yes       Shared Hub Services and Technical Support                            B
         -------------------------------------------------------------------------------------------------
              Yes       Internet access for the initial service via a ViaSat                N/A
                        provided portal
         -------------------------------------------------------------------------------------------------
               No       Backhaul Connection to ViaSat Shared Hub                         Customer
                                                                                         Provided
         -------------------------------------------------------------------------------------------------
              Yes       Satellite Bandwidth to support:                                      C

                            o    1.536 Mbps Multicast Forward Channel
                            o    64,128 or 192 kbps peak Unicast Return
                                 Channel Data Rate with 32, 64 or 96 kbps dynamic
                                 CIR (assumes 50:1 oversubscription)
                            o    256, 512 or 768 kbps Unicast Forward Channel
                                 Dynamic CIR (assumes 50:1 oversubscription)
                            Note: Additional satellite bandwidth can be
                            made available at the following monthly rates:
                            o    Download capacity - $650 per 100 kbps channel
                            o    Upload capacity - $2,650 per 256 kbps channel,
                                 $5,250 per 512 kbps channel or $10,400 per 1028
                                 kbps channel
         -------------------------------------------------------------------------------------------------
              Yes       On-Site Maintenance - Next Business Day,                             D
                        Monday through Friday
         -------------------------------------------------------------------------------------------------
               No       Disaster Recovery Hub Support                                       N/A
         -------------------------------------------------------------------------------------------------
               As
            Required    Move, Add and Change (MAC) Activity                                  E
         -------------------------------------------------------------------------------------------------
               As       Hosting at ViaSat's Shared Hub a VPN or Frame                    A- Option
            Required    Relay Interface Router not to exceed a height of 2
                        RUs
         -------------------------------------------------------------------------------------------------

                                    Page-10-

  3.     PRICING

  3.1    FEES FOR SERVICES

         The pricing paid by the Customer is based on the configuration at each site location:

         -----------------------------------------------------------------------
              Data Rates (Download/Upload)     Monthly Recurring Price Per Site
         -----------------------------------------------------------------------
                    256/64 kbps                               $95.00
         -----------------------------------------------------------------------
                    512/128 kbps                             $128.00
         -----------------------------------------------------------------------
                    768/192 kbps                             $160.00
         -----------------------------------------------------------------------

         The above pricing is based on a total of 400 sites having a contract term of sixty (60) months each. The pricing also assumes that the 400 sites will be installed over a period f not more than six (6) months. ViaSat shall commence invoicing the above fees upon installation and commissioning of each Remote Terminal.

3.2      ADDITIONAL SERVICES

         ------------------------------------------------------------------------------------------------------
                                    Equipment or Service Item                               Price
         ------------------------------------------------------------------------------------------------------
                  Customer Network Equipment Hosting Fee (2 Rack RUs or less)           $195.00/month
         ------------------------------------------------------------------------------------------------------
          Additional NATed static public IF addresses beyond the initial 1 ea.          $ 50.00 each
         ------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT B
                    SHARED HUB SERVICES AND TECHNICAL SUPPORT



1.       SCOPE

         Through the use of a Shared Hub, ViaSat provides services to enable Customer to transmit and receive information between Customer's centralized computing equipment and the end user Remote Terminal. Customer's use of the ViaSat owned Shared Hub and the associated NOC support that is provided (hereinafter referred to collectively as the "Shared Hub Services") are as follows:

         A. ViaSat shall provide Customer with access to the Shared Hub through an interface purchased and installed by the Customer;

         B. ViaSat shall transmit to the Remote Terminals information received at the Shared Hub from Customer's centralized computing equipment and will transmit to Customer's centralized computing equipment information received at the Shared Hub from the Remote Terminals. Customer shall obtain the required space segment capacity for satellite transmission;

         C. ViaSat shall provide routing and switching of information between Customer's centralized computing equipment and the Remote Terminals;

         D. ViaSat shall operate, monitor and control the Shared Hub 24 X 7 with resources from ViaSat's NOC.

         The Shared Hub is a fully redundant system located in Atlanta, Georgia. The facility consists of a 6.1 meter Ku-band motorized antenna with satellite tracking, redundant RF, automatic uplink power control, redundant base band equipment, DS3 Internet access, and voice trunking capability. The facility is housed in a secure environment with FM 200 fire suppression system, 30-day diesel generator and uninterruptible power system.

         For operation of the Shared Hub, ViaSat provides 24 X 7 technical support through a combination of our worldwide Network Operations Center (NOC) and our staff of systems and development engineers.

         ViaSat's technical support staff consists of qualified personnel who are properly trained and are duly qualified to provide appropriate levels of assistance. ViaSat's staff shall assist Customer with operation and management of the ViaSat furnished equipment and software. Technical Support personnel are available by phone, email or Fax. The Technical Support staff consists of qualified engineers capable of problem resolution, remote diagnostics, trouble-ticket assignment and tracking, and problem diagnosis and action. In the event the problem cannot be diagnosed and corrected it shall be escalated to systems and development engineers in accordance with the SLA defined in this document.

         The technical support staff shall maintain in electronic format copies of any software maintenance releases or upgrades to the system software and firmware. Additional, the technical support staff shall maintain both an electronic and hardcopy version of the operation

                                    Page-12-
         and maintenance manuals, application notes, software installation procedures, and detailed prints for any custom or non-standard components. Quarterly reports shall be generated by the technical support staff depicting the volume of calls received and the number and status of Service Tickets opened.

2.       DEFINITIONS

         "Technical Support", means engineering and operational support provided by ViaSat's Network Operations Center staff located in Carlsbad, California and our staff of systems and development engineers at our Atlanta, Georgia and Clarksburg, Maryland locations.

         "NOC", means the Worldwide Network Operations Center located in Carlsbad, California.

         "Service Ticket", means an electronic record that is established and periodically updated when a problem or request is made to the NOC. Each Service Ticket shall be assigned a unique number for tracking purposes.

         "Shared Hub", means a satellite master earth station owned by ViaSat that provides the central link for Customer's network.

         "Shared Hub Services", means Customer's use of the ViaSat owned Shared Hub and the associated NOC support that is provided.

3.       REFERENCES AND ATTACHMENTS

        Attachment 1 - Customer Request for Service

4.       PROCESS FOR OBTAINING TECHNICAL SUPPORT

4.1      SUPPORT REQUEST

        Requests for Technical Support shall be made by telephone, fax or e-mail to the Worldwide NOC. The contact information for support is as follows:

         -----------------------------------------------------------------------
           ITEM                            WORLDWIDE NOC
         -----------------------------------------------------------------------
           ADDRESS                         ViaSat Network Operations Center
                                           ViaSat Inc.
                                           6155 El Camino Real
                                           Carlsbad, CA 92009-1699 USA
         -----------------------------------------------------------------------
          TELEPHONE                       +1-760-476-2600
          NUMBER
         -----------------------------------------------------------------------
          FAX NUMBER                      +1- 760-929-3931
         -----------------------------------------------------------------------
          E-MAIL ADDRESS                  noc-carlsbad(aviasat.com
         -----------------------------------------------------------------------
          LANGUAGES                       English
          SUPPORTED
         -----------------------------------------------------------------------
          HOURS OF OPERATION              24 X 7, 365 days per year
         -----------------------------------------------------------------------

                                    Page-13-

         When contacting the NOC, each request for support should be communicated providing the information requested in Attachment 1. This information includes contact information for the requestor, a description of the problem, information on the network impact of the problem and any other relevant information. This information shall allow the NOC to better understand the nature of the problem and the severity.

         Some of the more typical reasons for contacting the NOC include:

         1.       Troubleshooting site problems
         2. Assistance with software upgrades including telephone support and upgrade planning assistance
         3.       Monitoring and diagnostics of network performance
         4.       Network optimization and sizing analysis
         5.       Assistance in adding or deleting carriers
         6.       Moving to a new transponder or satellite
         7.       Network problem diagnosis, recommendations and resolution
         8.       Network optimization
         9.       Adding or deleting carriers
         10. Field-testing of new ViaSat software releases with Customer applications.

         From time to time Customer may request ViaSat to provide additional support outside the scope of the typical support provided by the NOC. This support may include implementing new applications or third party hardware, network configuration changes, etc. ViaSat shall evaluate these changes and provide Customer a quotation for these types of services. If the Customer performs the Remote Terminal installation then it is the Customer's responsibility to ensure that all installers are properly certified to install the equipment. ViaSat shall not be responsible for any support to improperly trained individuals.

4.2      SERVICE TICKETING AND SEVERITY LEVELS

         When contacted by Customer, the NOC shall immediately log the problem/request and open a Service Ticket in the service-ticketing database. ViaSat's technical personnel shall evaluate each service request and apply the following levels of problem severity when prioritizing the level of technical response:

         Severity 4 - Failure is an irritant only and does not materially affect the operation of the system. Also includes non-priority questions and items relating to documentation questions.

         Severity 3 - Failure is an error or failure of the licensed software or equipment items, which materially affects the operation of the system, but does not prevent the operation of a significant portion of the system. A significant portion of the system is defined as fifty percent or greater of the sites impacted.

         Severity 2 - Failure prevents operation of a significant portion of the system. Severity 1 - Failure prevents the operation of the entire network. Once the problem has been logged into the Service Ticketing system and the severity determined, the NOC shall provide the person requesting support a Service Ticket number, and the appropriate level of support shall be assigned to the service request.

                                    Page-14-

         As appropriate the NOC may request dial/Internet access to Customer's network to perform remote diagnostics. It's critical and essential that Customer always maintain the capability for NOC personnel to access the network.

4.3      SUPPORT TIER LEVELS

4.3.1    CUSTOMER SUPPORT SERVICES

         Customer shall provide first line service and Technical Support to their end users. Customer shall initially address requests for support before contacting ViaSat. The minimum services Customer shall provide their end users are: (i) call center services, (ii) fault isolation and problem resolution, (iii) continuing software and documentation updates, and (iv) service-ticket tracking. If Customer is unable to resolve any issue, then ViaSat shall be contacted by authorized callers to obtain needed assistance.

4.3.2    VIASAT SUPPORT SERVICES AND TIER LEVELS

         Based on Customer providing initial support for their end users through a call center, ViaSat provides three (3) tiers of NOC Technical
         Support:

         Tier 1 - This tier level is the primary point of contact within the NOC and provides problem resolution, remote diagnostics, Service Ticket tracking, problem diagnosis and action; satellite downloads of new software and escalation to tier 2 if required. Tier 1 services are available 24X7 and are subject to the escalation procedure contained in Section 4.4.

         Tier 2 - This tier provides Customer enhanced service and Technical
                  Support depending upon the nature and severity of the issue. Tier 2 is available 24X7 for severity level 1 & 2 problems and emergencies in accordance with the escalation procedure contained in Section 4.4.

         Tier 3 - This tier provides Customer service and Technical Support for issues that cannot be resolved at tier 2. Tier 3 support is typically provided by senior level System and Design Engineers. These issues may require system optimization to correct deficiencies that can cause network service outages. Tier 3 support is available 24X7 for severe level 1 & 2 problems and emergencies in accordance with the escalation procedure in Section 4.4.


         Customer support for non-emergency requests and technical questions shall be addressed during normal business hours, five (5) days per week.

4.4      ESCALATION AND SERVICE LEVEL AGREEMENT

         Based on the severity of the problem as defined in Section 4.2, ViaSat shall escalate the problem and have a temporary and final solution in place in accordance with the below table.

                                    Page-15-

                        Table 4.4. Hardware and Software Problem Escalation

      ------------------------------------------------------------------------------------------------------
                                            2nd & 3rd    Maximum
                      1 st Tier             Tier         Time For
         Severity     Maximum               Maximum      Temporary          Final Solution In Place
         Category     Response Time         Response     Solution In
                                            Time         Place
      ------------------------------------------------------------------------------------------------------
             4       Immediate -                            NIA.            Future Release Of
                     Available 24 X 7      7 days                           Hardware Or Software
                     Via Phone
      ------------------------------------------------------------------------------------------------------
             3       Immediate -           72 hours                         Next Release Of
                     Available 24 X 7                       30 days         Hardware Or Software
                     Via Phone
      ------------------------------------------------------------------------------------------------------
             2       Immediate -           4 hours          9 hours         Next Release Of
                     Available 24 X 7                                       Hardware Or Software
                     Via Phone
      ------------------------------------------------------------------------------------------------------
             1       Immediate -           1 hour           6 hours         Next Release Of
                     Available 24 X 7                                       Hardware Or Software
                     Via Phone
      ------------------------------------------------------------------------------------------------------
        Hardware and Software Problem Escalation Notes:

         1.       Above stated hours are non cumulative.

         2.       The beginning of each time interval stated above is from the time Customer contacts the NOC and a Service Ticket is opened;
                  and only after Customer has performed trouble diagnosis and attempted problem resolution.
      ------------------------------------------------------------------------------------------------------

4.5      RESOLUTION OF SERVICE REQUEST

        Upon completion, correction, restoration, or other resolution of Customer's request for service from the NOC, the NOC shall record the diagnosis of the issue, any actions taken by the NOC to resolve the issue, the date and time of resolution, and the man hours invested by the NOC in resolving Customer's issue from the time the service ticket was initially opened. The steps taken by the NOC during the resolution process include:

         1. Issuance of a Service Ticket number for tracking of the problem

         2. Engaging Tier 2 or 3 Engineers as required and providing Customer the name of the assigned Engineer for coordination purposes

         3. Tier 2 or 3 Engineer upon receipt of an assignment shall contact Customer to obtain additional information concerning the problem and shall agree with Customer on the frequency and methods of providing updates.

         4. Tier 2 or 3 Engineer provides status updates to Customer based on the intervals agreed to in item 3 above.

         5. Upon resolution of a problem, an e-mail shall be sent to Customer detailing the corrective action and the Service Ticket shall be closed.

                                    Page-16-

                                  Attachment 1
                          Customer Request for Service

--------------------------------------------------------------------------------
 Company Name:
 Name of Requestor: Phone:
 Fax:
 Email:
--------------------------------------------------------------------------------

 Product Type:                     Version of Software:________________
 Hub Location:

 Describe Issue:



 Impact of Issue: (Please note if issue is intermittent, routine, etc.) On Hub or NMS:


 On Remotes:




 Questions:

 What changes (if any) have been made to network?


 Any new applications introduced into network, if so, when?




 General Relevant Facts or Comments:



                                    Page-17-

                                    EXHIBIT C
                               SATELLITE BANDWIDTH

1.       SCOPE

         ViaSat shall provide Customer Satellite Bandwidth for communications services via satellite within the fifty United States and portions of Canada, Mexico and the Caribbean. The Satellite Bandwidth shall be in the Ku-Band frequency range and be Transponder Protected

2.       DEFINITIONS

         "Satellite Bandwidth", means Ku-band bandwidth on a domestic US Satellite.

         "Transponder Protected", means satellite service that may not be preempted to restore another Customers service or transponder

3.       NETWORK CHARACTERISTICS

         The Satellite Bandwidth provided by ViaSat to Customer is based on the LinkStar system which provides connectivity using a DVB/S broadcast outbound carrier from the hub and one or more proprietary format TDMA return links from the Remote Terminal back to the hub.

4.       PROVIDED BANDWIDTH

         Satellite Bandwidth shall be provided Customer for the initial number of Remote Terminals, and the Satellite Bandwidth can be increased to meet Customer's site and application growth. The Satellite Bandwidth will be divided between download (towards Remote Terminal) and upload (towards hub) capacity.

                                    Page-18-

                                    EXHIBIT D
                      ON-SITE MAINTENANCE - REMOTE TERMINAL

1.       SCOPE

         By purchasing on-site maintenance, the Equipment supplied by ViaSat shall be repaired or replaced by a service technician visiting Customer site if there is an Equipment failure. The services provided by ViaSat include NOC diagnostics, service technician dispatch, travel to the site, spares to replace failed Equipment, repair of failed Equipment, shipping and warehousing.

         Problems may be reported to the NOC, 24 x 7, by calling the toll-free number: 888-272-7232, or direct, 760-476-2600. The NOC shall issue a unique call identifier to document the reported issue and to track actions taken toward resolution of the problem. The NOC shall perform preliminary troubleshooting and diagnostics; and as required shall dispatch service technicians to Customer's site.

2.       SERVICE OFFERING

         ViaSat offers both same day and next day service. The level of service shall be determined at the time of contract and can be changed on an annual basis. Each service offering is described below.

2.1      SAME DAY SERVICE

         ViaSat shall provide maintenance the same day the maintenance request is received from the Customer. The level of service provided will be selected by the Customer based on the site hours and the criticality of returning the site to full operation. The three levels of same day service are described below:

         ----------------------------------------------------------------------------------------------
              LEVEL        MAINTENANCE                HOURS OF              *ARRIVAL TIME
                              DAYS                  MAINTENANCE
         ----------------------------------------------------------------------------------------------
                A        7 days per week        24 hours per day        5 hours from receipt of
                                                                        maintenance request
         ----------------------------------------------------------------------------------------------
                B        7 days per week        8:00 AM - 8:00 PM       5 hours from receipt of
                                                local time              maintenance request
         ----------------------------------------------------------------------------------------------
                C        Monday - Friday        8:00 AM - 5:00 PM       5 hours from receipt of
                                                local time              maintenance request
         ----------------------------------------------------------------------------------------------

         * Time outside the hours of maintenance shall not be included when determining the 5-hour response time. As an example, if Level C service is requested and the request is received at 4:00 PM then ViaSat shall be on site by 12:00 noon the following day (1 hour is counted from 4:00 PM to 5:00 PM and then 4 hours from 8:00 AM to 12:00 AM). For a Level A service, ViaSat shall be on site by 9:00 PM the same day.

                                    Page-19-

2.2      NEXT DAY SERVICE

         ViaSat shall provide next day maintenance for those sites designated by Customer. Customer shall select from the below two levels of support offered by ViaSat:

         -----------------------------------------------------------------------
         LEVEL    MAINTENANCE                    *ARRIVAL TIME
                     DAYS
         -----------------------------------------------------------------------
          A     7 days per week     For those sites serviced by Fed Ex/UPS next
                                    day AM service, ViaSat shall arrive on site
                                    the next day by 10:00 AM local time, for
                                    service calls received by 4:00 PM the
                                    previous day. If the site doesn't have AM
                                    service, ViaSat shall arrive on site by 4:00
                                    PM or within 2 hours of replacement
                                    Equipment delivery.
         -----------------------------------------------------------------------
           B   5 days per week      For those sites serviced by Fed Ex/UPS next
                                    day AM service, ViaSat shall arrive on site
                                    the next day by 10:00 Monday - Friday AM
                                    local time, for service calls received by
                                    4:00 PM the previous day. If the site
                                    doesn't have AM service, ViaSat shall arrive
                                    on site by 4:00 PM or within 2 hours of
                                    replacement Equipment delivery.
         -----------------------------------------------------------------------

         * Days outside the maintenance days shall not beincluded when determining the next day response time. As an example if Level B service is requested and the request is received on Friday, ViaSat shall be on site by 10:00 AM Monday. For a Level A service call, ViaSat shall be on site by 10:00 AM Saturday.

2.3      Restoral Time

         When the ViaSat service technician arrives on site with the appropriate spare equipment, normal service shall typically be restored within two
         (2) hours of the technician arriving on site. Normal escalation procedures to be followed by ViaSat are:

         a. If the field service technician cannot repair or otherwise resolve the hardware maintenance problem within two (2) hours after arrival on-site, the technician shall contact the ViaSat Network Operations Center (NOC) supervisor.

         b. If the problem cannot be identified within three (3) hours after the field service technician's arrival on-site, the NOC shall report the problem to a Level II Engineer.

         c. If the problem is not identified within four (4) hours after the field service technician's arrival on-site, the Manager of Network Operations shall be notified and an appropriate course of action shall be discussed with Customer.

         d. With respect to ViaSat dispatches of service technicians to a site, ViaSat shall cause ninety percent (90%) of such dispatches to arrive to the site within the designated on-site time.

3.       Maintenance Exclusions

         ViaSat's maintenance coverage under this Agreement is all inclusive with the exception of (i)

                                    Page-20-
         repairs resulting from damage or improper use or operation other than in accordance with the operating manuals, including the failure to keep the equipment free from dust, grime, water or other liquids, or failure to provide sufficient airflow or supply of power free from significant or frequent power surges; acts of God; power failure; fire; flood; water; lightning; vandalism, as long as the cause is not created by ViaSat or the agents of ViaSat, (ii) if access is denied to service technician then an abort fee shall apply, (iii) non ViaSat authorized alterations, such as antenna moves due to roof work or Customer performed antenna moves, (iv) if it is determined upon arrival on site the problem is not with the installation of Equipment provided by ViaSat, any resulting service dispatches shall be billed to Customer on a time and materials basis, or (v) if ViaSat does not install the ViaSat provided equipment than any service calls as a result of improper installation shall be at extra cost.

                                    Page-21-

                                    EXHIBIT E
                       MOVE, ADD AND CHANGE (MAC) ACTIVITY

1. SCOPE

         From time to time Customer may require various services to be performed by ViaSat. Below is a list of the possible services and the associated price.

         -----------------------------------------------------------------------------------------------------
                   SERVICE                    DESCRIPTION                                     PRICE
         -----------------------------------------------------------------------------------------------------
         Install              New System Phone Survey, install antenna, antenna            .96m - $680
                              mount, LNB, BUC, RCST, installing 100 foot                   1.2m - $680
                              IFL cable; point, peak& pol antenna, and 1                   1.8m - $855
                              hour commissioning time/hook up of                           2.4m - $1,140
                              customer equipment.
         -----------------------------------------------------------------------------------------------------
         Deinstall            Disassembly and removal of antenna and                       .96m - $650
         (Removal)            mount from roof. Removal of electronics.                     1.2m - $650
                              Restoring site to original preinstallation                   1.8m - $825
                              condition                                                    2.4m - $1,110
         -----------------------------------------------------------------------------------------------------
         Abort Fee or Fee     Applies if installer was properly notified of the                $400
         for Return Trip      site and scheduled a date, traveled to the
                              site and is then instructed to return at a later
                              date to perform the service. Also applies if
                              during a system  move the installer is
                              required to deinstall one day and return the
                              next day for an installation
         -----------------------------------------------------------------------------------------------------
         Antenna Move         Move antenna and mount to different location                  .96m - $740
                              on same roof. Price includes roof pad if                      1.2m - $740
                              required. Price also includes installing up to                1.8m - $925
                              100 ft. of new IFL cable if required. Double                  2.4m - $1,200
                              the charge if two visits are required to
                              deinstall and then reinstall on separate days.
         -----------------------------------------------------------------------------------------------------
         New Cable            Provide and install cable (price per foot)                   $5.00
         (Installed)
         -----------------------------------------------------------------------------------------------------
         Conduit              Provide and install conduit (price per foot)                 $4.00
         -----------------------------------------------------------------------------------------------------
         Trenching            Trenching activities for IFL cable installation           $5.00 - Earth
                              (price per foot)                                         $15.00 - Asphalt or
                                                                                           Concrete
         -----------------------------------------------------------------------------------------------------
         RCST Move            Power off RCST and move to new location.                     $550
                              Includes possibility of rerunning up to 100 ft
                              of IFL cable. Powering up RCST and re-
                              commissioning site
         -----------------------------------------------------------------------------------------------------
         RCST Move after      Same effort as above performed after 6:00                    $650
         hours                pm local time
         -----------------------------------------------------------------------------------------------------
         Expedite fee         Requiring an  installation to be done with                   $250
                              same day notice
         -----------------------------------------------------------------------------------------------------
         Roof Pad             Provide roof pad for a  move or                              $200
                              deinstall/reinstall where the older roof pad
                              can't be reused

                                    Page-22-

         ------------------------------------------------------------------------------------------------------
            Site Survey (Non    Pre-installation site visit to determine
             concurrent with    antenna location; mount type, cable routing,                  $350
              installation)     and terminal location. Includes:
                                photographs, drawings, completed survey
                                document and customer acknowledgement.
         ------------------------------------------------------------------------------------------------------
          Deinstall/Reinstall   Move existing antenna and mount, cable,                  .96m - $1,330
          - Same                electronics at same site location. Price                 1.2m - $1,330
          Location/Same         includes roof pad if required. Price also                1.8m - $1,680
          Day                   includes possibility of rerunning up to 100 ft           2.4m - $2,250
                                of IFL cable. Powering up RCST and re-
                                commissioning site
         ------------------------------------------------------------------------------------------------------
          Deinstall/Reinstall   Move existing antenna and mount, cable,                  .96m - $1,405
          - Different           electronics to includes roof Price different             1.2m - $1,405
          Location/Same         location. pad if required. Price also                    1.8m - $1,755
          Day                   includes possibility of rerunning up to 100              2.4m - $2,325
                                ft of IFL cable. Powering up RCST and re-
                                commissioning site. Assume new site is
                                within 25 miles of the old location.
         ------------------------------------------------------------------------------------------------------
          Antenna Repoint       Repoint of an antenna on the same or                          $350
                                different satellite
         ------------------------------------------------------------------------------------------------------
          Hourly Rates:
         ------------------------------------------------------------------------------------------------------
          Regular working       6:00 am - 6:00 pm/ Monday-Friday                             $85
          hours
         ------------------------------------------------------------------------------------------------------
          After hours,          6:00 pm Friday to midnight Saturday                          $125
          Saturday
         ------------------------------------------------------------------------------------------------------
          Sunday, holidays      Midnight Saturday till 8:00 am Monday                        $150
         ------------------------------------------------------------------------------------------------------

                                    Page-23-